Exhibit 99(d)

Finra

BrokerCheck Report

CARL ALLEN ROBINSON

CRD# 2999230

Report #32905-99334, data current as of Monday, June 21, 2010.

Section Title Page(s)

Report Summary 1

Broker Qualifications 2 - 3

Registration and Employment History 4 - 5

Disclosure of Customer Disputes, 6 - 15

Disciplinary, and Regulatory Events

About this BrokerCheck Report 16

Dear Investor:

FINRA has generated the following BrokerCheck report for CARL A. ROBINSON. The information contained within this report has been provided by a FINRA member firm(s) and securities regulators as part of the securities industry’s registration and licensing process and represents the most current information reported to the Central Registration Depository (CRD®) system.

FINRA regulates the securities markets for the ultimate benefit and protection of the investor. FINRA believes the general public should have access to information that will help them determine whether to conduct, or continue to conduct, business with a FINRA member firm or any of the member’s associated persons. To that end, FINRA has adopted a public disclosure policy to make certain types of information available to you. Examples of information FINRA provides on currently registered individuals and individuals who were registered during the past two years include: actions by regulators, investment-related civil suits, customer disputes that contain allegations of sales practice violations against brokers, all felony charges and convictions, misdemeanor charges and relating to securities violations, and financial events such as bankruptcies, compromises with creditors, judgments, and liens. FINRA also provides certain information on individuals whose registrations terminated more than two years ago.

When evaluating this report, please keep in mind that it may include items that involve pending actions or allegations that may be contested and have not been resolved or proven. Such items may, in the end, be withdrawn or dismissed, or resolved in favor of the firm or broker, or concluded through a negotiated settlement with no admission or finding of wrongdoing.

The information in this report is not the only resource you should consult. FINRA recommends that you learn as much as possible about the individual broker or brokerage firm from other sources, such as professional references, local consumer and investment groups, or friends and family members who already have established investment business relationships.

FINRA BrokerCheck is governed by federal law, Securities and Exchange Commission (SEC) regulations and FINRA rules approved by the SEC. State disclosure programs are governed by state law, and may provide additional information on brokers and firms licensed by the state. Therefore, you should also consider requesting information from your state securities regulator. Refer to www.nasaa.org for a complete list of state securities regulators.

Thank you for using FINRA BrokerCheck.

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For additional information about the contents of this report, please refer to the User Guidance or www.finra.org/brokercheck. It provides a glossary of terms and a list of frequently asked questions, as well as additional resources. For more information about FINRA, visit www.finra.org.

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User Guidance

CARL A. ROBINSON

CRD# 2999230

This broker is not currently registered with a FINRA firm.

Finra

Report Summary for this Broker

The report summary provides an overview of the broker’s professional background and conduct. The individual broker, a FINRA-registered firm(s), and/or securities regulator(s) have provided the information contained in this report as part of the securities industry’s registration and licensing process. The information contained in this report was last updated by the broker, a previous employing brokerage firm, or a securities regulator on 03/03/2010.

Broker Qualifications

This broker is not currently registered with a FINRA firm.

This broker has passed:

1 Principal/Supervisory Exam

2 General Industry/Product Exams

2 State Securities Law Exams

Registration and Employment History

This broker was previously registered with the following FINRA member firms:

HORNOR, TOWNSEND & KENT, INC.

CRD# 4031

HOUSTON, TX

04/2007 – 02/2010

1717 CAPITAL MANAGEMENT COMPANY

CRD# 4082

HOUSTON, TX

11/2006 – 04/2007

ELTEKON SECURITIES, LLC

CRD# 111645

WEST LAKE HILLS, TX

07/2004 – 11/2006

For additional registration and employment history details as reported by the individual broker, refer to the Registration and Employment History section of this report.

Disclosure of Customer Disputes,

Disciplinary, and Regulatory Events

This section includes details regarding disclosure events reported by or about this broker to CRD as part of the securities industry registration and licensing process. Examples of such disclosure events include formal investigations and disciplinary actions initiated by regulators, customer disputes, certain criminal charges and/or convictions, as well as financial disclosures, such as bankruptcies and unpaid judgments or liens.

Are there events disclosed about this broker? Yes

The following types of disclosures were reported:

Regulatory Event

Criminal

Customer Dispute

Termination

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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Broker Qualifications

Registrations

This section provides the self-regulatory organizations (SROs), states and U.S. territories the broker is currently registered and licensed with, the category of each registration, and the date on which the registration became effective. This section also provides the physical location of each branch that the individual broker is associated with for each listed employment.

This broker is not currently registered with a FINRA firm.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Broker Qualifications

Industry Exams this Broker has Passed

This section includes all current principal/supervisory, general product/industry, and/or state securities law exams that the broker has passed. Under certain, limited circumstances, a broker may receive a waiver of an exam requirement based on a combination of previous exams passed and qualifying work experience. Likewise, a new exam requirement may be grandfathered based on a broker's specific qualifying work experience. Information regarding instances of exam waivers or the grandfathering of an exam requirement are not included as part of the BrokerCheck report.

This individual has passed 1 principal/supervisory exam, 2 general industry/product exams, and 2 state securities law exams.

Principal/Supervisory Exams

Exam	Category	Date
General Securities Principal Examination	Series 24	10/04/2000

General Industry/Product Exams

Exam	Category	Date
Investment Company Products/Variable Contracts Representative Examination	Series 6	01/27/1998
General Securities Representative Examination	Series 7	12/16/1999

State Securities Law Exams

Exam	Category	Date
Uniform Securities Agent State Law Examination	Series 63	02/13/1998
Uniform Investment Adviser Law Examination	Series 65	02/01/2000

Additional information about the securities industry's qualifications and continuing education requirements, as well as the examinations administered by FINRA to brokers and other securities professionals can be found at http://www.finra.org/Industry/Compliance/Registration/QualificationsExams/index.htm.

©2010 FINRA. All rights reserved.
Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.
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User Guidance

Registration and Employment History

Previously Registered with the Following FINRA Firms

FINRA records show this broker previously held FINRA registrations with the following firms:

Registration Dates	Firm Name	CRD#	Branch Location
04/2007 - 02/2010	HORNOR, TOWNSEND & KENT, INC.	4031	HOUSTON, TX
11/2006 - 04/2007	1717 CAPITAL MANAGEMENT COMPANY	4082	HOUSTON, TX
07/2004 - 11/2006	ELTEKON SECURITIES, LLC	111645	WEST LAKE HILLS, TX
01/1998 - 06/2004	AXA ADVISORS, LLC	6627	NEW YORK, NY
01/1998 - 01/2000	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES	4039	NEW YORK, NY

Employment History

This section provides up to 10 years of an individual broker's employment history as reported by the individual broker on the most recently filed Form U4.

Please note that the broker is required to provide this information only while registered with a FINRA firm and the information is not updated via Form U4 after the broker ceases to be registered. Therefore, an employment end date of "Present" may not reflect the broker's current employment status.

Employment Dates	Employer Name	Employer Location
04/2007 - Present	HORNOR TOWNSEND AND KENT, INC	HOUSTON, TX
04/2007 - Present	PENN MUTUAL LIFE INS CO	HOUSTON, TX
10/2006 - 03/2007	1717 CAPITAL MANAGEMENT	NEWARK, DE
10/2006 - 03/2007	NATIONWIDE LIFE INSURANCE	HOUSTON, TX
07/2004 - 10/2006	ELTEKON	AUSTIN, TX
10/1997 - 07/2004	UNEMPLOYED	HOUSTON, TX
01/1998 - 05/2004	EQ FINANCIAL CONSULTANTS, INC.	HOUSTON, TX
01/1998 - 05/2004	THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNIT	HOUSTON, TX

Affiliations

This section includes information, if any, as provided by the broker regarding other business activities the broker is currently engaged in either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise. This section does not include non-investment related activity that is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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Finra

Registration and Employment History

Affiliations, continued

>KE-AL, LLC, 50 SCHUBACK SUGARLAND TX 77479, BOARD MEMBER TO OFFER CONSULTING/GUIDANCE TO MANAGEMENT (RETAIL CLOTHING STORE)

>OUTSIDE INS BROKERAGE

>CONCEPTS COMMUNICATIONS: WIFE’S BUSINESS ONLY, SALES CONSULTANT (RETAIL)

>CARNETIA CLEANING-PRESIDENT CLEANING SERVICE (NOT ACTIVE)

>MJLM WS DBA FOR FINANCIAL SERVICES; CPA/ACCOUNTING SERVICES; - LIFE, DI, MUTUAL FUNDS, COLLEGE FUNDS, INVESTMENTS; 4/2007-PRESENT

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Disclosure of Customer Disputes, Disciplinary, and Regulatory Events

What you should know and/or consider regarding any reported disclosure events:

Before reaching a conclusion regarding any of the information contained in this BrokerCheck report, you should ask the broker to clarify the specific event(s) listed, or to provide a response to any questions you may have.

“Pending” actions involve unproven and/or unsubstantiated allegations.

Disclosures in BrokerCheck reports come from different sources:

Self-disclosure: Brokers are required to answer a series of questions on their application requesting securities industry registration (Form U4). For example, brokers are asked whether they have been involved in certain regulatory, civil, criminal and financial matters (e.g., bankruptcy), or have been the subject of a customer dispute.

Regulator/Employer postings: In addition, regulators and firms that have employed a broker also may contribute relevant information about such matters. All of this information is maintained in CRD.

Certain thresholds must be met before an event is reported to CRD; for example:

A law enforcement agency must file formal charges before a broker is required to report a particular criminal event.

Likewise, a regulatory agency must meet established standards before initiating a regulatory action and/or issuing sanctions. These standards typically include a reasonable basis for initiating the action after engaging in a fact-finding process.

In order for a customer dispute to be reported to CRD, a customer must:

Allege that their broker engaged in activity that violates certain rules or conduct governing the industry; and

Claim damages of $5,000 of more as a result of that activity.

(Note: customer disputes may be more subjective in nature than a criminal or regulatory action)

Certain customer disputes contained in this BrokerCheck report may no longer be required to be reported by the broker.

Generally, these will be written complaints that were initiated more than two years ago. Once an event is not required to be reported, a broker has no obligation to update the matter.

What you should consider when evaluating the status or disposition of a reported disclosure event:

Disclosure events may be pending, on appeal, or final. Pending and ‘on appeal’ matters reflect allegations that (1) have not been proven or formally adjudicated, or (2) have been adjudicated but are currently being appealed. Final matters generally may be adjudicated, settled or otherwise resolved.

An adjudicated matter includes a disposition by (1) a court of law in a criminal or civil matter or (2) an administrative panel in an action brought by a regulator that is contested by the party charged with some alleged wrongdoing.

A settled matter generally represents a disposition wherein parties involved in a dispute reach an agreement to resolve the matter.

Possible multiple reporting sources – please note:

Disclosure details may be reported by more than one source (i.e., regulator, firm, or broker). When this occurs, all versions of the event will appear in the BrokerCheck report. The different versions of the same disclosure event are separated by a solid line with the reporting source labeled.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

(Note: brokers may choose to settle customer disputes or regulatory matters for business or other reasons)

Customer disputes also may be resolved without any payment to the customer or any finding of wrongdoing on the part of the individual broker.

Pending Final On Appeal

Regulatory Event 0 1 0

Criminal 0 1 0

Customer Dispute 0 1 N/A

Termination N/A 3 N/A

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Disclosure Event Details

When evaluating this information, please keep in mind that a number of items may involve pending actions or allegations that may be contested and have not been resolved or proven. The items may, in the end, be withdrawn or dismissed, or resolved in favor of the individual broker, or concluded through a negotiated settlement for certain business reasons (e.g., to maintain customer relationships or to limit the litigation costs associated with disputing the allegations) with no admissions or finding of wrongdoing.

This report provides the information exactly as it was reported to CRD by the individual broker, a member firm(s), and/or by securities industry regulators. Some of the specific data fields contained in the report may be blank if the information was not provided to CRD.

Regulatory - Final

This section provides information regarding a final, regulatory action that was reported to CRD by the individual broker, a member firm, and/or a securities regulator. The event may include a final, formal proceeding initiated by a regulatory authority (e.g., a state securities agency, a self-regulatory organization, a federal regulator such as the SEC or the Commodities Futures Trading Commission (CFTC), or a foreign financial regulatory body) for a violation of investment-related rules or regulations. This section may also include a revocation or suspension of a broker’s authority to act as an attorney, accountant or federal contractor.

Disclosure 1 of 1

Reporting Source: Regulator

Regulatory Action Initiated By: TEXAS STATE SECURITIES BOARD

Sanction(s) Sought:

Other Sanction(s) Sought:

Date Initiated: 11/23/1998

Docket/Case Number: 98-074

Employing firm when activity occurred which led to the regulatory action:

Product Type:

Other Product Type(s):

Allegations: Not Provided

Current Status: Final

Resolution: Decision

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Resolution Date: 11/23/1998

Sanctions Ordered: Monetary/Fine $250.00

Other Sanctions Ordered:

Sanction Details: ON NOV 23, 1998, THE TEXAS SECURITIES COMMISSIONER ENTERED A DISCIPLINARY ORDER REPRIMANDING AND FINING CARL ALLEN ROBINSON FOR FAILURE TO DISCLOSE A MISDEMEANOR CONVICTION AS PURSUANT TO SECTIONS 14.A(6), 14.A(7) AND 23-1 OF THE TEXAS SECURITIES ACT. A $250 FINE WAS ASSESSED.

Summary: CONTACT: ENFORCEMENT DIVISION, (512) 305-8392

Reporting Source: Broker

Regulatory Action Initiated By: TEXAS STATE SECURITY BOARD

Sanction(s) Sought: Reprimand

Other Sanction(s) Sought:

Date Initiated: 11/23/1998

Docket/Case Number: 98-074

Employing firm when activity occurred which led to the regulatory action: EQ FINANCIAL CONSULTANTS, INC.

Product Type: No Product

Other Product Type(s):

Allegations: WHILE APPLYING FOR REGISTRATION, FAILED TO DISCLOSE A MISDEMEANOR CONVICTION. SUBSEQUENTLY AMENDED U4 TO DISCLOSE CONVICTION. TOLD BY MGR NOT TO DISCLOSE DUE TO DATE OF CONVICTION.

Current Status: Final

Resolution: Order

Resolution Date: 11/23/1998

Sanctions Ordered: Monetary/Fine $250.00

Other Sanctions Ordered: REPRIMAND

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Sanction Details: FINAL

Summary: THE TEXAS SECURITIES COMMISSIONER ENTERED A DISCIPLINARY ORDER REPRIMANDING AND FINED ME $250.00 FOR FAILURE TO DISCLOSE A MISDEMEANOR CONVICTION.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Criminal - Final (includes dismissed charges, not guilty verdicts, and convictions)

This section provides details regarding a criminal charge that has resulted in a conviction, has been dismissed, or did not result in a guilty verdict, that was reported to CRD by the individual broker, a member firm, and/or a securities regulator. The event may include information regarding a formal charge or conviction for a crime involving any felony. In addition, the event may include any formal charge for certain misdemeanor offenses (e.g., bribery, perjury, forgery, counterfeiting, extortion, fraud, or wrongful taking of property).

Disclosure 1 of 1

Reporting Source: Broker

Court Details: BELL COUNTY, TX

FBI#131001V2

SID TX02587924

Charge Date: 04/06/1979

Charge Details: MISDEMEADNOR THEFT $200 (GOLF CLUBS)

Felony? No

Current Status: Final

Status Date: 11/01/1979

Disposition Details: 6 MONTHS PROBATION, $200 FINE, COURT COSTS $53

Summary: NOT PROVIDED

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

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Customer Dispute - Settled

This section provides information regarding a settled customer dispute that was reported to CRD by the individual broker, a member firm, and/or a securities regulator. The event may include a consumer-initiated complaint, investment-related arbitration proceeding or civil suit that contains allegations of sale practice violations against the individual broker and resulted in a monetary settlement to the customer(s).

Disclosure 1 of 1

Reporting Source: Broker

Employing firm when activities occurred which led to the complaint: EQUITABLE LIFE

Allegations: CLIENT ALLEGES SHE WAS GUARANTEED A RETURN OF 6% DURING THE SALE OF A 2002 ISSUE VARIABLE ANNUITY CONTRACT. CLIENT FURTHER ALLEGES THE AGENT DID NOT FOLLOW HER WISHES IN REGARDS TO RISK TOLERANCE. CLIENT ALSO ALLEGES SHE NEVER RECEIVED A CONTRACT. CLIENT REQUESTED THE BALANCE OF HER $1,500,000 INVESTMENT RETURNED.

Product Type: Annuity(ies) - Variable

Alleged Damages: $1,500,000.00

Customer Complaint Information

Date Complaint Received: 02/03/2003

Complaint Pending? No

Status: Settled

Status Date: 06/04/2003

Settlement Amount: $105,000.00

Individual Contribution Amount: $0.00

Summary: EQUITABLE FOUND NO BASIS TO THE CUSTOMER COMPLAINT. EQUITABLE AGREED TO SURRENDER THE CONTRACT FOR THE CURRENT ACCOUNT VALUE WITHOUT THE ASSESSMENT OF WITHDRAWAL CHARGES. THIS RESULTED IN A LOSS OF $105,000.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

Finra

Employment Separation After Allegations

This section provides information regarding a separation of employment, that was reported to CRD by the individual broker, a member firm, and/or a securities regulator. The event may include a separation of employment that resulted in a voluntary resignation, discharge or permission to resign after allegations were made that accused the broker of violating investment-related statutes, regulations, rules or industry standards of conduct; fraud or the wrongful taking of property; or failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct.

Disclosure 1 of 3

Reporting Source: Firm

Brokerage Firm Name: WEALTH DEVELOPMENT STRATEGIES, L.P.

Termination Type: Permitted to Resign

Termination Date: 02/09/2010

Allegations: “A CLIENT OF THE REGISTERED REPRESENTATIVE ADVISED THE FIRM THAT THE REGISTERED REPRESENTATIVE INTRODUCED HER TO A BUSINESSMAN FOR PURPOSES OF INVESTING FUNDS IN A BUSINESS WITH THE EXPECTATION OF A RETURN ON THE INVESTMENT. THE INVESTOR ALLEGED THAT THE REPRESENTATIVE MADE THE INTRODUCTION FOR PURPOSES OF HER INVESTING IN THIS BUSINESS, THAT HE EXPLAINED THE DETAILS OF THE INVESTMENT TO HER AND THAT HE RECOMMENDED THAT SHE INVEST. ULTIMATELY, THE INDIVIDUAL DID NOT RECEIVE THE EXPECTED RETURN ON HER INVESTMENT, NOR DID SHE RECEIVE A RETURN OF HER PRINCIPAL, CAUSING HER TO ADVISE THE REPRESENTATIVE THAT SHE INTENDED TO TAKE LEGAL ACTION AGAINST THE INDIVIDUAL WITH WHOM SHE INVESTED. THE FIRM’S INTERNAL INVESTIGATION INTO THESE ALLEGATIONS WAS UNABLE TO CONCLUSIVELY CORROBORATE OR REFUTE THE ALLEGATIONS IN THEIR ENTIRETY BUT DID INDICATE THAT THE REPRESENTATIVE WAS INVOLVED IN THE TRANSACTION IN QUESTION.”

Product Type: No Product

Disclosure 2 of 3

Reporting Source: Firm

Brokerage Firm Name: HORNOR, TOWNSEND, & KENT, INC

Termination Type: Permitted to Resign

Termination Date: 02/09/2010

Allegations: A CLIENT OF THE REGISTERED REPRESENTATIVE ADVISED THE FIRM THAT THE REGISTERED REPRESENTATIVE INTRODUCED HER TO A

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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User Guidance

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BUSINESSMAN FOR PURPOSES OF INVESTING FUNDS IN A BUSINESS WITH THE EXPECTATION OF A RETURN ON THE INVESTMENT. THE INVESTOR ALLEGED THAT THE REPRESENTATIVE MADE THE INTRODUCTION FOR PURPOSES OF HER INVESTING IN THIS BUSINESS, THAT HE EXPLAINED THE DETAILS OF THE INVESTMENT TO HER AND THAT HE RECOMMENDED THAT SHE INVEST. ULTIMATELY, THE INDIVIDUAL DID NOT RECEIVE THE EXPECTED RETURN ON HER INVESTMENT, NOR DID SHE RECEIVE A RETURN OF HER PRINCIPAL, CAUSING HER TO ADVISE THE REPRESENTATIVE THAT SHE INTENDED TO TAKE LEGAL ACTION AGAINST THE INDIVIDUAL WITH WHOM SHE INVESTED. THE FIRM’S INTERNAL INVESTIGATION INTO THESE ALLEGATIONS WAS UNABLE TO CONCLUSIVELY CORROBORATE OR REFUTE THE ALLEGATIONS IN THEIR ENTIRETY BUT DID INDICATE THAT THE REPRESENTATIVE WAS INVOLVED IN THE TRANSACTION IN QUESTION.

Product Type: No Product

Disclosure 3 of 3

Reporting Source: Firm

Brokerage Firm Name: AXA ADVISORS, LLC

Termination Type: Discharged

Termination Date: 05/20/2004

Allegations: TERMINATED FOR CAUSE FOR FAILING TO DISCLOSE MATERIAL INFORMATION DURING AN INTERNAL REVIEW OF HIS INVOLVEMENT IN A PRIVATE SECURITIES TRANSACTION.

Product Type: Other

Other Product Types: PROMISSORY NOTE

Reporting Source: Broker

Brokerage Firm Name: AXA ADVISORS, LLC

Termination Type: Discharged

Termination Date: 05/20/2004

Allegations: TERMINATED FOR FAILING TO DISCLOSE MATERIAL INFORMATION DURING AND INTERNAL REVIEW OF HIS INVOLVEMENT IN A PRIVATE SECURITIES TRANSACTION.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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Product Type: Other

Other Product Types: PROMISSORY NOTE

Summary: TERMINATED FOR AN ALLEGED INVOLVEMENT IN A PRIVATE SECURITIES TRANSACTION IN 2002. MY BRANCH MGR WAS FULLY INFORMED OF THE CASE IN 2002. I WAS TERMINATED IN 2004 AFTER THE DEATH OF MY MANAGER.

©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.

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About this BrokerCheck Report

BrokerCheck reports are part of a FINRA initiative to disclose information about FINRA-registered firms and individual brokers to help investors determine whether to conduct, or continue to conduct, business with these firms and brokers. The information contained within these reports is collected through the securities industry’s registration and licensing process.

Who provides the information in BrokerCheck?

Information made available through BrokerCheck is obtained from CRD as reported through the industry registration and licensing process.

The forms used by brokerage firms, to report information as part of the firms registration and licensing process, Forms BD and BDW, are established by the SEC and adopted by all state securities regulators and SROs. FINRA and the North American Securities Administrators Association (NASAA) establish the Forms U4 and U5, the forms that are used for the registration and licensing process for individual brokers. These forms are approved by the SEC. Regulators report disciplinary information for firms and individual brokers via Form U6.

How current is the information contained in BrokerCheck?

Brokerage firms and brokers are required to keep this information accurate and up-to-date (typically not later than 30 days after learning of an event). BrokerCheck data is updated when a firm, broker, or regulator submits new or revised information to CRD. Generally, updated information is available on BrokerCheck Monday through Friday.

What information is NOT disclosed through BrokerCheck?

Information that has not been reported to CRD or that is not required to be reported through the registration and licensing process is not disclosed through BrokerCheck. Examples of events that are not required to be reported or are no longer reportable include: judgments and liens originally reported as outstanding that have been satisfied and bankruptcy proceedings filed more than 10 years ago. Conversely certain customer complaint information that is not required to be reported may be disclosed provided certain criteria are met.

Additional information not disclosed through BrokerCheck includes Social Security Numbers, residential history information, and physical description information. On a case-by-case basis, FINRA reserves the right to exclude information that contains confidential customer information, offensive and potentially defamatory language or information that raises significant identity theft or privacy concerns that are not outweighed by investor protection concerns. FINRA Rule 8312 describes in detail what information is and is not disclosed through BrokerCheck.

Under FINRA’s current public disclosure policy, in certain limited circumstances, most often pursuant to a court order, information is expunged from CRD. Further information about expungement from CRD is available in FINRA notices 99-09, 99-54, 01-65, and 04-16 at www.finra.org.

For further information regarding FINRA’s BrokerCheck program, please visit FINRA’s Web site at www.finra.org/brokercheck or call the FINRA BrokerCheck Hotline at (800) 289-9999. This hotline is open Monday through Friday from 8:00 a.m. to 8:00 p.m., Eastern Time (ET).

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©2010 FINRA. All rights reserved. Report# 32905-99334 about CARL A. ROBINSON. Data current as of Monday, June 21, 2010.